UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  FORM 8-K
 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): October 31, 2013
 ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
 3738 Oak Lawn Avenue
Dallas, Texas 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Redemption and Exchange of ETP Common Units

As previously reported, on August 7, 2013, Energy Transfer Equity, L.P. (“ETE”), ETE Common Holdings, LLC, a wholly owned subsidiary of ETE (“ETE Holdings”), and Energy Transfer Partners, L.P. (“ETP”) entered into an Exchange and Redemption Agreement (the “Agreement”). On October 31, 2013, ETE, ETE Holdings and ETP completed the transactions contemplated by the Agreement, and ETP redeemed and canceled 50,160,000 of its common units representing limited partner interests (the “Redeemed Units”) owned by ETE Holdings in exchange for the issuance by ETP to ETE Holdings of 50,160,000 limited partner interests in ETP representing a new class of limited partner interests (the “Class H Units”).

The Class H Units are generally entitled to (i) allocations of profits, losses and other items from ETP corresponding to 50.05% of the profits, losses and other items allocated to ETP by Sunoco Partners LLC (“SXL GP”), the general partner of Sunoco Logistics Partners, L.P. (“SXL”), with respect to the incentive distribution rights and general partner interest in SXL held by SXL GP, (ii) distributions from ETP for each quarter equal to 50.05% of the cash distributed to ETP by SXL GP with respect to the incentive distribution rights and general partner interest in SXL held by SXL GP for such quarter and, to the extent not previously distributed to holders of the Class H Units, for any previous quarters and (iii) incremental cash distributions in the aggregate amount of $329,000,000, subject to adjustment, to be payable by ETP to ETE Holdings over 15 quarters, commencing with the quarter ending September 30, 2013 and ending with the quarter ending March 31, 2017. The incremental cash distributions referred to in clause (iii) of the previous sentence are intended to offset a portion of the incentive distribution rights (“IDR”) subsidies previously agreed to by ETE (the “Reimbursed IDRs”) in connection with ETP’s acquisition of Citrus Corp., ETP and ETE’s formation of a joint venture through ETP Holdco Corporation (“Holdco”) and the subsequent contribution of ETE’s interest in Holdco to ETP and, taking into account the potential adjustments to such incremental cash distributions, will result in a fixed amount of net IDR subsidies in the amounts set forth in the table below (dollars in millions):

	Q1	Q2	Q3	Q4	FYE
2013	-	-	$21.00	$21.00	$42.00
2014	$27.25	$27.25	$27.25	$27.25	$109.00
2015	$13.25	$13.25	$13.25	$13.25	$53.00
2016	$5.50	$5.50	$5.50	$5.50	$22.00

After giving effect to the consummation of the transactions contemplated by the Agreement, ETE owns, directly or indirectly, (i) approximately 49.6 million common units representing limited partner interests in ETP (“ETP Common Units”), (ii) 50,160,000 Class H Units, (iii) all of the outstanding equity interests in the general partner of ETP and, through such ownership, all of the incentive distribution rights in ETP and an approximate 0.8% general partner interest in ETP and (iv) through its ownership of ETE Holdings, a 0.1% membership interest in SXL GP.

In connection with the closing of the transactions contemplated by the Agreement, ETE, ETE Holdings and ETP entered into a Unitholders Agreement dated October 31, 2013 (the “Unitholders Agreement”).

The Unitholders Agreement provides that, in circumstances in which the members of SXL GP (ETE and ETE Holdings) have the exclusive authority to cause SXL GP to exercise certain rights as the general partner of SXL (specifically, those (A) where SXL GP may make a determination or decline to take any other action in its individual capacity under the Third Amended and Restated Agreement of Limited Partnership of SXL (the “SXL Partnership Agreement”) or (B) where the SXL Partnership Agreement permits SXL GP to make a determination or take or decline to take any other action free of any fiduciary obligation to SXL or at the option of SXL GP), ETP is required to obtain ETE’s consent prior to exercising those rights. In particular, ETP must obtain ETE’s consent prior to taking any action to cause SXL GP to, among other things, (i) amend the limited liability company agreement of SXL GP or consent to any amendment to the SXL Partnership Agreement, (ii) merge or consolidate with any third party or consent to any merger or consolidation of SXL with any third party, (iii) sell substantially all of its assets or consent to a sale of substantially all of the assets of SXL, and (iv) withdraw as general partner of SXL. In addition, ETP agreed not to take any action to cause the board of directors of SXL GP to make certain decisions on behalf of SXL GP in its capacity as the general partner of SXL without ETE’s consent.

The Unitholders Agreement also provides ETE with a right of first refusal with respect to the sale of (i) ETP’s membership interest in SXL GP, (ii) the general partner interest in SXL held by SXL GP or (iii) the incentive distribution rights of SXL held by SXL GP, as well as a drag-along right to purchase the general partner interest in SXL held by SXL GP in the event that ETE has exercised its right of first refusal with respect to at least 50% of the outstanding incentive distribution rights referred to in clause (iii) above.

The above description of the Unitholders Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Unitholders Agreement, which is attached hereto as Exhibit 10.1.

Credit Agreement Amendments

On August 16, 2013 to be effective as of the date of the closing of the exchange contemplated by the Agreement, ETE, certain subsidiaries of ETE, Credit Suisse AG on behalf of the Majority Lenders (as defined in the Term Loan Agreement) and Credit Suisse AG, in its capacity as administrative agent for the Term Lenders (the “Term Loan Administrative Agent”) entered into Amendment No. 3 to Senior Secured Term Loan Agreement (the “Term Loan Amendment”) to that certain Senior Secured Term Loan Agreement by and among ETE, the banks and financial institutions party thereto (the “Term Lenders”) and the Term Loan Administrative Agent, which became effective on March 26, 2012 (as amended by that certain Amendment No. 1 to Senior Secured Term Loan Agreement dated August 2, 2012, that certain Amendment No. 2 to Senior Secured Term Loan Agreement dated April 25, 2013 and as further amended, modified or supplemented, the “Term Loan Agreement”).

On August 19, 2013 to be effective as of the date of the closing of the exchange contemplated by the Agreement, ETE, certain subsidiaries of ETE, the several banks and other financial institutions party thereto (collectively, the “Consenting Revolver Lenders”) and Credit Suisse AG, in its capacity as administrative agent for the Revolver Lenders (the “Revolver Administrative Agent”) entered into Amendment No. 3 to Amended and Restated Credit Agreement (the “Revolver Amendment” and, together with the Term Loan Amendment, the “Amendments”) to that certain Amended and Restated Credit Agreement by and among ETE, the Consenting Revolver Lenders (together with the other banks and financial institutions party thereto, the “Revolver Lenders”) and the Revolver Administrative Agent, dated March 26, 2012 (as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement dated September 13, 2012, Amendment No. 2 to Amended and Restated Credit Agreement dated April 29, 2013 and as further amended, modified or supplemented, the “Revolver Credit Agreement”).

The Amendments amended each of the Term Loan Agreement and the Revolver Credit Agreement to, among other matters:

•	amend the value concept to include the EBITDA attributable to the Class H Units;

•
permit the sale, exchange or other disposition of common limited partnership units in each of ETP and Regency Energy Partners LP subject to (a) receipt of a fairness opinion with respect to such sale, exchange or other disposition and (b) either a ratings confirmation or absence of a ratings downgrade as a result of such sale, exchange or other disposition;

•	permit the general partner of ETP to relinquish any of the Reimbursed IDRs in the future subject to satisfaction of certain conditions;

•	consent to the transactions contemplated by the Agreement; and

•	waive any mandatory prepayment under the Term Loan Agreement resulting from the consummation of the transaction contemplated by the Agreement.

The above description of the Amendments does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of each of the Amendments, which are filed as Exhibits 10.2 and 10.3 hereto.

Item 2.01. Completion of Acquisition or Disposition of Assets

To the extent required, the information set forth under Item 1.01 is incorporated into this Item 2.01 by reference.

Item 9.01	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit Number	Description

10.1	Unitholders Agreement by and among Energy Transfer Partners, L.P., Energy Transfer Equity, L.P. and ETE Common Holdings, LLC dated October 31, 2013.
10.2
Amendment No. 3 to Senior Secured Term Loan Agreement by and among Energy Transfer Equity, L.P., the Restricted Persons party thereto, the Credit Suisse AG on behalf of the Majority Lenders and Credit Suisse AG, in its capacity as administrative agent for the Lenders dated as of August 16, 2013 to be effective as of October 31, 2013.

10.3
Amendment No. 3 to Amended and Restated Credit Agreement by and among Energy Transfer Equity, L.P., the Restricted Persons party thereto, the Lenders party thereto and Credit Suisse AG, in its capacity as administrative agent for the Lenders dated as of August 19, 2013 to be effective as of October 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.
By: LE GP, LLC its general partner

Date: October 31, 2013	/s/ John W. McReynolds John W. McReynolds President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Unitholders Agreement by and among Energy Transfer Partners, L.P., Energy Transfer Equity, L.P. and ETE Common Holdings, LLC dated October 31, 2013.
10.2
Amendment No. 3 to Senior Secured Term Loan Agreement by and among Energy Transfer Equity, L.P., the Restricted Persons party thereto, the Credit Suisse AG on behalf of the Majority Lenders and Credit Suisse AG, in its capacity as administrative agent for the Lenders dated as of August 16, 2013 to be effective as of October 31, 2013.

10.3
Amendment No. 3 to Amended and Restated Credit Agreement by and among Energy Transfer Equity, L.P., the Restricted Persons party thereto, the Lenders party thereto and Credit Suisse AG, in its capacity as administrative agent for the Lenders dated as of August 19, 2013 to be effective as of October 31, 2013.